ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”) is made and entered into as of September 1, 2006, by and among HBS BIOENERGY, a California corporation (the “Company”), EXL GROUP III CORPORATION, a California corporation (“Consultant”) and SILICON VALLEY LAW GROUP, a Law Corporation (the “Escrow Agent”).

RECITALS

A.

The Company and Consultant have duly executed and delivered that certain Consulting Services Agreement dated and effective as of September 1, 2006 (the “Consulting Services Agreement”), providing, among other things, for the provision of services by Consultant to the Company for consideration including up to an aggregate of Three Million Four Hundred Fifty Thousand (3,450,000) shares of the Company’s common stock (the “Stock”).

B.

Pursuant to Section 3.1(c) of the Consulting Services Agreement, the parties hereto are executing this Agreement and agreed to be bound by its terms and conditions.  Capitalized terms used herein and not defined shall have the definitions set forth in the Consulting Services Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

ESTABLISHMENT OF ESCROW

1.1

Simultaneously with the execution of this Agreement, the following has occurred, all of which is hereby acknowledged by the parties hereto:

(a)

The Company has deposited certificates representing the Stock (the “Deposit”) with the Escrow Agent.  The Deposit, including any dividends declared thereon, shall hereinafter be referred to as the “Escrow Account.”

(b)

The Company and Consultant hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as the escrow agent and depositary for the parties hereto subject to the terms and conditions set forth herein.  The Escrow Agent has received the Deposit and agrees to hold the Escrow Account in a separate and distinct account (the “Escrow Account”) which, subject to the terms and conditions of this Agreement, will be available for disbursement as provided in Article III at the Escrow Agent’s office in San Jose, California.  The Escrow Agent shall not distribute or release any of the Escrow Account except in accordance with the express terms and conditions of this Agreement.

ARTICLE 2

DISBURSEMENTS FROM THE ESCROW ACCOUNT

2.1

Subject to the notice provisions set forth in this Article 2, Consultant shall be entitled to release of the Stock as follows:

(a)  An aggregate of 1,000,000 shares of Stock will be released to Consultant upon the execution by the Company and Consultant of a raw product delivery agreement, risk management agreement, fuel ethanol marketing agreement, and distilled grain marketing agreement with mutually satisfactory third parties; the submission of preliminary environmental and land use permits for the first Facility; and the assignment and conveyance to the Company of that certain option to purchase the second Facility;

(b)  An aggregate of 1,000,000 shares of Stock will be released upon the acquisition of air permits and a conditional land use permit, and the execution of an engineering procurement and construction agreement for the first Facility; the execution of a raw product delivery agreement, risk management agreement, fuel ethanol marketing agreement, and distilled grain marketing agreement with mutually satisfactory third parties; and the submission of preliminary environmental and land use permits for the second Facility; and

(c)  The remaining 1,450,000 shares will be released upon the Company’s and  Consultant’s obtaining a funding commitment for the first Facility.

2.2

The Company and Consultant shall give joint written notice (“Notice”) to the Escrow Agent of the achievement of the above milestones in respect of which release of Stock from the Escrow Account may be sought.  Such Notice shall identify in reasonable detail the milestone reached and the number of shares of Stock to be released from the Escrow Account.

2.3

In the event that the Company and Consultant do not obtain funding for the first Facility within four (12) months from the date on which the funding commitment referred to in (c) above is received, then they shall promptly notify the Escrow Agent as provided in Section 2.2 above; any shares of Stock still remaining in the Escrow Account shall be disbursed to the Company and Consultant shall return to the Company all other shares of Stock that may have previously been released to it from the above-referenced Escrow Account.

.

ARTICLE 3

COMPENSATION; EXPENSES

3.1

In consideration for its services as Escrow Agent, the Escrow Agent shall be entitled to receive the compensation set forth in Exhibit A hereto, as well as the reimbursement of all reasonable out-of-pocket costs and expenses actually incurred by the Escrow Agent in the performance of its duties hereunder.  Said compensation, costs and expenses shall be billed to and paid one-half by the Company and one-half by Consultant.

ARTICLE 4

EXCULPATION AND INDEMNIFICATION

4.1

The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement.  Except as provided in Article 13, in the event that any of the terms and provisions of any other agreement between any of the parties hereto, except for the Consulting Services Agreement, conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.  The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same.

4.2

The Escrow Agent shall not be personally liable for any act which it may do or omit to do hereunder in good faith and in the exercise of its own best judgment.  Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent.

4.3

In the event the Escrow Agent is notified of any dispute, disagreement or legal action between the parties hereto and any third party relating to or arising in connection with the escrow, the Escrow Account, or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it.  The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require.  In such event, the Escrow Agent will not be liable for interest or damage.  Further, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves, provided that such action must be brought before the Arbitrator pursuant to Article 14 hereof (if the dispute involves solely the Company and Consultant).  The Escrow Agent is authorized, at its option, to deposit with the Clerk of the Court or the Arbitrator, as applicable, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action and which the parties hereto agree to pay.  Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

4.4

The parties hereto hereby agree to indemnify and hold the Escrow Agent harmless from and against all costs, damages, judgments, reasonable attorneys’ fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities.  The foregoing indemnities in this section shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

ARTICLE 5

TERMINATION OF AGREEMENT

5.1

This Agreement may be terminated at any time upon the receipt by the Escrow Agent of five (5) business days prior written notice of termination by the Company and Consultant directing the distribution of all assets then held by the Escrow Agent under and pursuant to this Agreement.  This Agreement shall automatically terminate if and when all amounts in the Escrow Account shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

5.2

Unless earlier terminated as provided in Section 5.1 above, the Escrow Account will terminate at 2:00 p.m., San Jose, California time, on September __, 200_.  Upon termination of the Escrow Account, the amounts, if any, held in the Escrow Account, after being reduced by any releases of Stock to which Consultant is already entitled under this Agreement, shall be immediately distributed by the Escrow Agent to the Company, and shall be free and clear of any claim by Consultant.

ARTICLE 6

RESIGNATION OF ESCROW AGENT

6.1

The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to the other parties hereto as provided in Article 7 hereto; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The other parties hereto shall use their best efforts to select a successor escrow agent within thirty (30) days after receiving such notice.  If the other parties hereto fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent.  The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.  Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this agreement.  The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

ARTICLE 7

NOTICES

7.1

All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission during a business day before 4:00 p.m. at recipient’s location (with a confirming copy sent the same business day by registered or certified mail), or by hand delivery (with signed return receipt), or (b) the next business day if sent by nationally recognized overnight courier, in any case to the respective addresses as follows:

If to the Company:

HBS BioEnergy

1127 Harker Avenue

Palo Alto, CA  94301

Attn:  Harry Masuda, Chief Executive Officer

Fax:  (650) 327-8658

with a copy to:

Cathryn S. Gawne, Esq.

Silicon Valley Law Group

25 Metro Drive, Suite 600

San Jose, CA  95110

Fax:  408/573-5701

If to Consultant:

EXL III Corporation

221 W. Riverridge Ave.

Fresno, CA 93711

Attn:  Claude Luster, III

Fax:  559-261-0952

with a copy to:

_____________________

_____________________

Attention:  ____________

Fax:  ________________

If to the Escrow Agent:

Silicon Valley Law Group

A Law Corporation

25 Metro Drive, Suite 600

San Jose, CA  95110

Attn: Cathryn S. Gawne, Esq.

Fax:  408/573-5701

ARTICLE 8

GOVERNING LAW; JURISDICTION

8.1

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law rules of such state.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 9

AMENDMENT; MODIFICATION; WAIVER

9.1

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party against whom the amendment is sought to be effective.

9.2

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE 10

COUNTERPARTS

10.1

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

ARTICLE 11

INTERPRETATION

11.1

The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

11.2

As used in this Agreement, “business day” means a day other than a Saturday, Sunday, or other day when banking institutions in Palo Alto, California are authorized or required by law or executive order to be closed.

ARTICLE 12

SEVERABILITY

12.1

The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.  Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, in the manner and to the fullest extent permitted by law.

ARTICLE 13

EFFECT ON CONSULTING SERVICES AGREEMENT

13.1

The provisions of this Agreement are not intended to alter, modify, negate or replace any provisions of the Consulting Services Agreement that may be in conflict with the provisions hereof.  In the event of any conflict or inconsistency between the terms hereof and the Consulting Services Agreement, the Consulting Services Agreement shall control.

ARTICLE 14

EXPENSES

14.1

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

ARTICLE 15

ENTIRE AGREEMENT

15.1

This Agreement, the Consulting Services Agreement and that certain Asset Purchase Agreement of even date herewith by and among the Company, Consultant and Human BioSystems, a California corporation, constitute the entire agreement among the Company and Consultant with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

ARTICLE 16

SUCCESSORS AND ASSIGNS

16.1

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, unless permitted hereunder, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the day and year first above written.

THE COMPANY:

HBS BioEnergy, a California Corporation

By: /s/ Harry Masuda

Harry Masuda, Chief Executive Officer

CONSULTANT:

EXL III Group Corporation, a California Corporation.

By:/s/Claude Luster III

Claude Luster, III

President

ESCROW AGENT:

By: /s/ Cathryn S. Gawne

Cathryn S. Gawne, Esq.

EXHIBIT A

ESCROW AGENT COMPENSATION

to be provided by Escrow Agent